UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 28, 2011
RANGE RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12209 (Commission File Number)	34-1312571 (IRS Employer Identification No.)

100 Throckmorton Street, Suite 1200
Fort Worth, Texas	76102
(Address of principal executive offices	(Zip Code)
Registrant’s telephone number, including area code: (817) 870-2601
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4©)

Item 1.01 Entry Into a Material Definitive Agreement.
     On February 28, 2011, Range Resources Corporation (“RRC”), Range Texas Production, LLC, an indirect wholly-owned subsidiary of RRC (“RTP”), and Energy Assets Operating Company, LLC, a direct wholly-owned subsidiary of RRC (“EAOC” and, together with RRC and RTP, “Range”) entered into a Purchase Agreement (the “Purchase Agreement”) with a private company (“Buyer”), pursuant to which Buyer will purchase substantially all of Range’s oil and gas leases, wells and related assets in the Barnett Shale play located in North Central Texas (Dallas, Denton, Ellis, Hill, Hood, Johnson, Parker, Tarrant and Wise Counties) and assume certain related hedge contracts. The purchase price for these assets and assumption of hedge contracts, payable at closing, is approximately $900.0 million, plus the assumption of certain liabilities by Buyer.
     The purchase price is subject to certain customary adjustments and closing conditions as set forth in the Purchase Agreement. Specifically, the Purchase Agreement provides for upward and downward adjustments to the purchase price for a number of factors, including upward adjustments for operating costs paid by Range prior to the closing of the transaction as well as downward adjustments for title defects and environmental defects, if any. The Purchase Agreement also provides that the parties can terminate the agreement upon the occurrence of certain events customary for transactions of this type. Each of Range and Buyer has made customary representations, warranties, covenants and agreements in the Purchase Agreement. Range expects to close the transactions contemplated by the Purchase Agreement as promptly as practicable following the satisfaction of the closing conditions, and anticipates that such closing will occur in late April, 2011.
Item 7.01 Regulation FD Disclosure.
     On February 28, 2011, Range issued a press release related to the Purchase Agreement described above, and on March 1, 2011, Range held a conference call related to the Purchase Agreement described above. A copy of the press release used by Range in connection with the conference call is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K under this heading, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated February 28, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION
By:	/s/ Roger S. Manny
Roger S. Manny
Executive Vice President and Chief Financial Officer

Date: March 2, 2011

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated February 28, 2011.